Exhibit 10.3

ADDENDUM TO

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This ADDENDUM TO THE NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Addendum”) is made and entered into as of this 31st day of December, 2025 (“Effective Date”), by and among NORWOOD FINANCIAL CORP, a Pennsylvania corporation (“NWFL”), Wayne Bank (“Wayne”), a Pennsylvania chartered bank and Janak M. Amin (the “Executive”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties previously enter into a NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) dated July 7, 2025; and

WHEREAS, the Parties intend that the determination of the Consideration provided for at Section 1 of the Agreement be based upon the calculations and conclusions set forth in the Business Valuation Report received by PB Bankshares, Inc. from South Park Advisors, LLC (“Business Valuation Report”) regarding such Non-Competition and Non-Solicitation provisions applicable to the Executive; and

WHEREAS, the Parties have received an update to the Business Valuation Report initially dated June 26, 2025 on December 29, 2025 with respect to the Appraised Value as referenced at Section 14(b) of the Agreement with regard to the fair value of the non-competition and non-solicitation restrictions under Section 3 of the Agreement, revising such Appraised Value from $1,244,398.00 to $1,218,701.00.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree to and approve this Addendum, as follows:

A.	Section 1 of the Agreement be revised in its entirety to read as follows (with revisions noted in BOLD):

1. Consideration.

(a) For and in consideration of the Executive’s obligations, agreements and covenants set forth in this Agreement, NWFL agrees to pay to the Executive the aggregate sum of One Million and Two Hundred and Eighteen Thousand and Seven Hundred and One Dollars ($1,218,701.00) (the “Consideration”) payable simultaneous with the closing of the Merger. Payment of the Consideration shall be made in accordance with NWFL’s accounting practices and shall be subject to prior receipt of any necessary tax forms as applicable. Such payment shall be subject to applicable tax withholding as may be deemed necessary by NWFL. The Executive acknowledges and agrees that the Consideration provided under this Section 1 shall be compensation to the Executive for the execution and delivery of this Agreement and the terms and conditions set forth herein, including the restrictive covenants included herein at Section 3 herein and the Employment Termination Pay Waiver defined at Section 1(b) hereinafter.

B.	Section 14(b) of the Agreement be revised in its entirety to read as follows (with revisions noted in BOLD):

(b) With respect to the payments payable pursuant to Section 1(a) herein, the value of the restrictions set forth in Section 3 herein shall be recognized in any calculation with respect to determining the affect, if any, of the parachute payment provisions of Section 280G of the Code, by allocating a portion of any payments, benefits or distributions in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to the fair value of the non-competition and non-solicitation restrictions under Section 3 herein (the “Appraised Value”). NWFL, at its expense, shall obtain an independent appraisal to determine the Appraised Value, except to the extent that it may rely on such appraisal furnished by PBBK and Presence Bank dated as of June 26, 2025 and as updated on December 29, 2025. The Appraised Value will be considered reasonable compensation for post change in control services within the meaning of Q&A-40 of the regulations under Section 280G of the Code; and accordingly, any aggregate parachute payments, as defined in Section 280G of the Code, will be reduced by the Appraised Value.

C.	All other terms and provisions of the Agreement shall remain in full force and effect as previously written.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly caused this Addendum to be executed as of the date first above written.

Norwood Financial Corp

By:	/s/ James O. Donnelly
James O. Donnelly, President and
Chief Executive Officer

Wayne Bank

By:	/s/ James O. Donnelly
James O. Donnelly, President and
Chief Executive Officer

Executive:

/s/ Janak M. Amin
Janak M. Amin

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